Monroe Bancorp Reports 12.8 Percent Earnings Growth and 18.1 Percent
        Diluted Earnings Per Share Growth For the Second Quarter of 2007

      BLOOMINGTON, Ind., July 17 /PRNewswire-FirstCall/ -- Monroe Bancorp (the "Company"), (Nasdaq: MROE), the independent Bloomington-based holding company for Monroe Bank (the "Bank"), today reported net income of $2,190,000 or $0.346 per diluted common share, for the quarter ended June 30, 2007, compared to $1,941,000 or $0.293 per diluted common share for the same period in 2006. This represents a 12.8 percent increase in net income and an 18.1 percent increase in diluted earnings per share. Return on average assets (ROAA) and return on average equity (ROAE) for the second quarter of 2007 were 1.17 percent and 16.93 percent, respectively, compared to 1.07 percent and 15.04 percent respectively for the second quarter of 2006.

      Net income for the second quarter of 2007 increased by $178,000 or 8.8 percent over net income for the first quarter of 2007.

      Net income for the first six months of 2007 totaled $4,202,000 or $0.657 per diluted common share compared to $3,714,000 or $0.560 per diluted share for the same period of 2006. This represents a 13.1 percent increase in net income and a 17.3 percent increase in diluted earnings per share.

      "I am very pleased with the growth of second quarter and year-to-date earnings considering the net interest margin challenges created by the flat yield curve," said Mark D. Bradford, President and Chief Executive Officer.

      Return on average assets (ROAA) and return on average equity (ROAE) were
1.14 percent and 16.09 percent, respectively, for the first six months of 2007 compared to 1.04 percent and 14.55 percent, respectively, for the first six months of 2006.

      Financial Performance

      Net interest income after the provision for loan losses increased 4.0 percent to $5,598,000 for the three months ended June 30, 2007 compared to $5,383,000 for the same period in 2006. A $45,000 reduction in the provision for loan losses accounted for 20.9 percent of the increase in net interest income between the two periods. The tax-equivalent net interest margin for the quarter ended June 30, 2007 was 3.44 percent, compared to 3.45 percent for the quarter ended March 31, 2007 and 3.44 percent for second quarter of 2006.

      Net interest income after the provision for loan losses, increased $530,000 or 5.0 percent to $11,044,000 for the six months ended June 30, 2007 compared to $10,514,000 for the same period in 2006. The tax-equivalent net interest margin for the first six months of 2007 was 3.44 percent, compared to
3.42 percent for the first six months of 2006.

      Noninterest income totaled $2,685,000 for the second quarter of 2007 compared to $2,371,000 for the same period of 2006. Excluding the effect of the Company's deferred compensation plan, discussed in the "Use of Non-GAAP Financial Information" section of this release, noninterest income totaled $2,560,000 for the second quarter of 2007 compared to $2,405,000 for the same period of 2006, an increase of $155,000 or 6.4 percent. The increase in noninterest income was driven by a $133,000 increase in trust fees.

      Trust fees grew 32.9 percent to $537,000 for the three months ended June 30, 2007 compared to $404,000 for the same period of 2006. The increase in trust fees was driven by growth in trust assets under management. Trust assets under management reached $329,147,000 at June 30, 2007, growing 21.1 percent, or $57,381,000 over the $271,766,000 at December 31, 2006 and by 34.2 percent, or
$83,895,000 over the June 30, 2006 total of $245,252,000. Management does not anticipate that trust assets will sustain this rate of growth on an ongoing basis.

      Noninterest income totaled $5,132,000 for the first six months of 2007 compared to $4,620,000 for the same period of 2006. Excluding the effect of the Company's deferred compensation plan, noninterest income totaled $4,967,000 for the first six months of 2007 compared to $4,574,000 for the same period of 2006. The $393,000 or 8.6 percent increase over the same period of 2006 was primarily the result of a $209,000 increase in trust fees.

      Noninterest expense was $5,266,000 for the three months ended June 30, 2007, compared to $4,952,000 for the same period of 2006. Noninterest expense, adjusted to remove the effect of the Company's deferred compensation plan, was $5,114,000 for the three months ended June 30, 2007, compared to $4,964,000 for the same period of 2006. The $150,000 or 3.0 percent increase in noninterest expense is largely the result of a $157,000 or 5.2 percent increase in total compensation expense.

      Noninterest expense totaled $10,359,000 for the first six months of 2007 compared to $9,774,000 for the same period of 2006. Noninterest expense, excluding the effect of the Company's deferred compensation plan, was $10,140,000 for the first six months of 2007, compared to $9,686,000 for the same period of 2006. The $454,000, or 4.7 percent increase is largely the result of a $319,000 or 5.4 percent increase in total compensation expense.

      Asset Quality

      Nonperforming assets and 90-day past due loans totaled $3,397,000 (0.45 percent of total assets) at June 30, 2007 compared to $1,346,000 (0.18 percent of total assets) at June 30, 2006 and $2,497,000 (0.33 percent of total assets) at December 31, 2006. While the trend in nonperforming assets and 90-day past due loans has recently been unfavorable, management believes the current level does not give cause for concern.

      The Company showed net loan recoveries of $17,000 for the second quarter of 2007 compared to net charge offs of $159,000 for the second quarter of 2006. The ratio of the reserve for loan losses to total loans was 1.15 percent at June 30, 2007 compared to 1.04 percent at June 30, 2006. "Maintaining credit quality remains a top priority for our management team," said Mr. Bradford.

      Financial Condition

      Total assets were $763,377,000 as of June 30, 2007 compared to $751,621,000 at March 31, 2007 and $757,456,000 as of June 30, 2006. Loans,
including loans held for sale, totaled $563,989,000 on June 30, 2007, compared to $562,724,000 at March 31, 2007 and $559,281,000 at June 30, 2006.

      "Loan growth is an important component of our plans to grow. As such, we are focused on accelerating loan growth in all of the Bank's markets," said Mr. Bradford.

      Total deposits were $614,592,000 as of June 30, 2007 compared to $595,061,000 at March 31, 2007 and $593,856,000 as of June 30, 2006.

      Additional Financial Information

      Stock Buyback Activity

      The Company repurchased 69,750 shares of its common stock during the second quarter at an average price including commission of $17.26. The Company has purchased a total of 361,750 shares at a total cost of $6,249,000 since the program was announced in June of 2006. The average price of these shares, including commission was $17.27. The Company's repurchase activity was funded with proceeds from a trust preferred subordinated debenture and other debt. Net interest expense during the quarter associated with the stock buyback activity totaled $139,000.

      Other News

      The Company plans to open three full-service banking centers over the next fifteen months. On May 30, the Company broke ground for the two new full-service banking centers which will replace the limited service offices in Avon and Plainfield, both high growth communities in Hendricks County, west of Indianapolis. The Avon and Plainfield banking centers are now under construction and are expected to open in the fourth quarter of 2007. The third center will open in Noblesville, a high growth community located in Hamilton County, just north of Indianapolis. The Noblesville banking center is expected to open during the summer of 2008.

      The Company held its Annual Meeting of Shareholders on Thursday, April 26, 2007 at the Bloomington/Monroe County Convention Center. At this meeting, the Company demonstrated one of its new business products, Digital Deposit and shared a video clip of customer comments about the Company's long-time and successful affinity program, Prime Time.

      Digital Deposit is an electronic payment-processing solution that allows customers to convert paper checks into electronic images which are deposited over the Internet. It effectively eliminates trips to the bank, offers faster funds availability, extended deposit windows, and provides a searchable database and the ability to download check information into accounts receivable systems. This product was introduced during the fourth quarter of 2006, and we continue to see positive results this year. The Company currently has 41 business customers using it.

      About Monroe Bancorp

      Monroe Bancorp, headquartered in Bloomington, Indiana, is an Indiana bank holding company with Monroe Bank as its wholly owned subsidiary. Monroe Bank was established in Bloomington in 1892, and offers a full range of financial, trust and investment services through its locations in Central and South Central Indiana. The Company's common stock is traded on the NASDAQ(R) Global Stock Market under the symbol MROE.

      See attachments for additional financial information. For further information, contact: Mark D. Bradford, President and Chief Executive Officer,
(812) 331-3455.

      Use of Non-GAAP Financial Information

      To supplement the Company's consolidated condensed financial statements presented on a GAAP basis, the Company has used the following non-GAAP measures of reporting:

      o     the net interest margin is reported on a tax-equivalent basis, and
      o noninterest income and noninterest expense are reported without the effect of income and expenses related to securities held in a rabbi trust for the deferred compensation plan. A table is included at the end of the attached financial summary which details all the items included in noninterest income and expense associated with the deferred compensation plan / rabbi trust and reconciles the GAAP numbers to the non-GAAP numbers. The activity in the rabbi trust has no effect on the Company's net income, therefore, management believes a more accurate comparison of current and prior year noninterest income and noninterest expense can be made if items related to the rabbi trust are removed.

      The Company believes these adjustments are appropriate to enhance an overall understanding of the Company's past financial performance and also its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and the Company's marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with generally accepted accounting principles in the United States.

      Forward-Looking Statements

      This release contains forward-looking statements about the Company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. This release contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may" or words of similar meaning. These forward-looking statements, by their nature, are subject to risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions; (2) changes in the interest rate environment; (3) prepayment speeds, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the markets in which the Company does business; (5) legislative or regulatory changes adversely affecting the business of the Company; (6) changes in real estate values or the real estate markets; and (7) the Company's business development efforts in new markets in and around Hendricks and Hamilton Counties. Further information on other factors which could affect the financial results of the Company is included in the Company's filings with the Securities and Exchange Commission.

Mark D. Bradford
President and Chief Executive Officer
Phone: (812) 331-3455 or (800) 319-2664
Fax: (812) 331-3445
www.monroebank.com

Monroe Bancorp (MROE)
Financial Summary
(dollar amounts in thousands except per share data)


                                                           Quarters Ended
                                                    ---------------------------
                                                      Jun 2007       Mar 2007
                                                    ------------   ------------
         BALANCE SHEET *

Cash and Interest-earning deposits                  $     18,732   $     27,006
Federal Funds Sold                                        20,533          4,210
Securities                                               121,530        122,372
Total Loans                                              563,989        562,724
    Loans Held for Sale                                    3,091          2,363
    Commercial & Industrial                              104,226         98,979
    Real Estate:
        Commercial & Residential                         305,692        318,381
        Construction & Vacant Land                       107,684         99,560
        Home Equity                                       24,642         25,350
    Installment Loans                                     18,654         18,091
Reserve for Loan Losses                                    6,487          6,216
Bank Premises and Equipment                               17,674         15,138
Federal Home Loan Bank Stock                               2,312          2,312
Interest Receivable and Other Assets                      25,094         24,075
            Total Assets                            $    763,377   $    751,621

Total Deposits                                      $    614,592   $    595,061
    Noninterest Checking                                  83,136         84,775
    Interest Bearing Checking & NOW                      121,169        120,339
    Regular Savings                                       18,127         18,354
    Money Market Savings                                  98,966         98,692
    CDs Less than $100,000                               147,693        131,060
    CDs Greater than $100,000                            145,142        131,741
    Other Time                                               359         10,100
Total Borrowings                                          89,204         95,143
    Federal Funds Purchased                                   --             --
    Securities Sold Under Repurchase
     Agreement                                            58,699         65,589
    FHLB Advances                                         19,408         19,419
    Loans Sold Under Repurchase
     Agreement & Other Debt                                2,849          1,887
    Subordinated Debentures - Trust
     Preferred                                             8,248          8,248
Interest Payable and Other Liabilities                     7,986          9,516
            Total Liabilities                            711,782        699,720
Shareholders Equity                                       51,595         51,901
            Total Liabilities and
              Shareholders' Equity                  $    763,377   $    751,621

Book Value Per Share                                $       8.23   $       8.19
End of period shares issued and
 outstanding                                           6,283,592      6,353,342
Less: Unearned ESOP shares                                17,500         19,900
End of Period Shares Used to
  Calculate Book Value                                 6,266,092      6,333,442


*     period end numbers

Monroe Bancorp (MROE)
Financial Summary
(dollar amounts in thousands except per share data)


                                                    Quarters Ended
                                      ------------------------------------------
                                        Dec 2006       Sept 2006      Jun 2006
                                      ------------   ------------   ------------
              BALANCE SHEET *

Cash and Interest-earning deposits    $     27,743   $     16,902   $     29,320
Federal Funds Sold                           5,803            282         21,504
Securities                                 120,250        119,531        114,352
Total Loans                                559,463        555,990        559,281
    Loans Held for Sale                      2,545          3,485          4,741
    Commercial & Industrial                 93,912         93,612        101,110
    Real Estate:
        Commercial & Residential           320,789        326,978        321,126
        Construction & Vacant Land          97,006         88,002         85,969
        Home Equity                         26,515         25,303         27,284
    Installment Loans                       18,696         18,610         19,051
Reserve for Loan Losses                      6,144          6,095          5,817
Bank Premises and Equipment                 15,411         14,918         14,004
Federal Home Loan Bank Stock                 2,312          2,391          2,545
Interest Receivable and Other Assets        23,355         25,131         22,267
            Total Assets              $    748,193   $    729,050   $    757,456

Total Deposits                        $    589,328   $    566,107   $    593,856
    Noninterest Checking                    79,783         75,800         85,530
    Interest Bearing Checking & NOW        138,418        124,553        130,030
    Regular Savings                         17,884         19,258         19,930
    Money Market Savings                   105,702        100,719         98,829
    CDs Less than $100,000                 122,037        116,004        119,400
    CDs Greater than $100,000              112,401        117,465        127,913
    Other Time                              13,103         12,308         12,224

Total Borrowings                            98,079        102,342        101,268
    Federal Funds Purchased                  2,075         13,000             --
    Securities Sold Under Repurchase
      Agreement                             70,784         59,841         69,574
    FHLB Advances                           19,430         24,498         29,780
    Loans Sold Under Repurchase
      Agreement & Other Debt                 2,697          1,910          1,914
    Subordinated Debentures - Trust
      Preferred                              3,093          3,093             --
Interest Payable and Other
 Liabilities                                 7,281          7,916         10,348
            Total Liabilities              694,688        676,365        705,472
Shareholders Equity                         53,505         52,685         51,984
            Total Liabilities and
              Shareholders' Equity    $    748,193   $    729,050   $    757,456

Book Value Per Share                  $       8.24   $       8.08   $       7.86
End of period shares issued and
  outstanding                            6,515,342      6,545,342      6,639,842
Less: Unearned ESOP shares                  22,300         26,125         28,050
End of Period Shares Used to
  Calculate Book Value                   6,493,042      6,519,217      6,611,792


*     period end numbers

Monroe Bancorp (MROE)
Financial Summary
(dollar amounts in thousands except per share data)


                                                            Years Ended
                                                    ---------------------------
                                                      Dec 2006       Dec 2005
                                                    ------------   ------------
              BALANCE SHEET *

Cash and Interest-earning deposits                  $     27,743   $     29,500
Federal Funds Sold                                         5,803          7,100
Securities                                               120,250        119,244
Total Loans                                              559,463        525,466
    Loans Held for Sale                                    2,545          1,308
    Commercial & Industrial                               93,912         91,277
    Real Estate:
        Commercial & Residential                         320,789        317,472
        Construction & Vacant Land                        97,006         68,066
        Home Equity                                       26,515         27,479
    Installment Loans                                     18,696         19,864
Reserve for Loan Losses                                    6,144          5,585
Bank Premises and Equipment                               15,411         13,039
Federal Home Loan Bank Stock                               2,312          2,545
Interest Receivable and Other Assets                      23,355         21,751
            Total Assets                            $    748,193   $    713,060

Total Deposits                                      $    589,328   $    576,181
    Noninterest Checking                                  79,783         85,198
    Interest Bearing Checking & NOW                      138,418        109,359
    Regular Savings                                       17,884         21,015
    Money Market Savings                                 105,702         93,621
    CDs Less than $100,000                               122,037        121,592
    CDs Greater than $100,000                            112,401        134,254
    Other Time                                            13,103         11,142

Total Borrowings                                          98,079         76,762
    Federal Funds Purchased                                2,075             --
    Securities Sold Under Repurchase
      Agreement                                           70,784         40,519
    FHLB Advances                                         19,430         33,781
    Loans Sold Under Repurchase
      Agreement & Other Debt                               2,697          2,462
    Subordinated Debentures - Trust
      Preferred                                            3,093             --
Interest Payable and Other
  Liabilities                                              7,281          9,603
            Total Liabilities                            694,688        662,546
Shareholders Equity                                       53,505         50,514
            Total Liabilities and
              Shareholders' Equity                  $    748,193   $    713,060

Book Value Per Share                                $       8.24   $       7.64
End of period shares issued and
  outstanding                                          6,515,342      6,639,842
Less: Unearned ESOP shares                                22,300         31,900
End of Period Shares Used to
  Calculate Book Value                                 6,493,042      6,607,942


*     period end numbers

Monroe Bancorp (MROE)
Financial Summary
(dollar amounts in thousands except per share data)


                                                           Quarters Ended
                                                    ---------------------------
                                                      Jun 2007       Mar 2007
                                                    ------------   ------------
           INCOME STATEMENT

Interest Income                                     $     12,249   $     11,852
Interest Expense                                           6,396          6,121
Net Interest Income                                        5,853          5,731
Loan Loss Provision                                          255            285
Total Noninterest Income                                   2,685          2,447
    Service Charges on Deposit
      Accounts                                               932            867
    Trust Fees                                               537            485
    Commission Income                                        239            232
    Gain on Sale of Loans                                    262            177
    Realized Gains on Securities                              41              1
    Unrealized Gains (Losses) on
     Trading Securities
        Associated with Directors'
          Deferred Comp Plan                                  83             33
    Other Operating Income                                   591            652
Total Noninterest Expense                                  5,266          5,093
    Salaries & Wages                                       2,152          2,102
    Commissions, Options & Incentive
      Compensation                                           581            452
    Employee Benefits                                        465            435
    Premises & Equipment                                     717            819
    Advertising                                              162            225
    Legal Fees                                               118            155
    Appreciation (Depreciation) in
      Directors' Deferred Compensation Plan                  148             64
    Other Operating Expenses                                 923            841
Income Before Income Tax                                   3,017          2,800
Income Tax Expense                                           827            788
Net Income After Tax & Before
  Extraordinary Items                                      2,190          2,012
Extraordinary Items                                           --             --
Net Income                                          $      2,190   $      2,012

Basic Earnings Per Share                            $      0.348   $      0.312
Diluted Earnings Per Share                                 0.346          0.311

Monroe Bancorp (MROE)
Financial Summary
(dollar amounts in thousands except per share data)


                                                    Quarters Ended
                                        ---------------------------------------
                                          Dec 2006     Sept 2006      Jun 2006
                                        -----------   -----------   -----------
        INCOME STATEMENT

Interest Income                         $    11,922   $    11,590   $    10,956
Interest Expense                              6,165         5,796         5,273
Net Interest Income                           5,757         5,794         5,683
Loan Loss Provision                             300           300           300
Total Noninterest Income                      2,375         2,497         2,371
    Service Charges on Deposit
      Accounts                                  867           901           980
    Trust Fees                                  453           435           404
    Commission Income                           187           182           214
    Gain on Sale of Loans                       232           332           297
    Realized Gains on Securities                  3            60             8
    Unrealized Gains (Losses) on
      Trading Securities
        Associated with Directors'
          Deferred Comp Plan                     23            65           (43)
    Other Operating Income                      610           522           511
Total Noninterest Expense                     5,313         5,011         4,952
    Salaries & Wages                          2,054         2,072         2,010
    Commissions, Options & Incentive
      Compensation                              486           467           471
    Employee Benefits                           591           456           560
    Premises & Equipment                        806           786           782
    Advertising                                 105           184           204
    Legal Fees                                   78           102            40
    Appreciation (Depreciation) in
      Directors' Deferred Compensation
      Plan                                      135            85           (15)
    Other Operating Expenses                  1,058           859           900
Income Before Income Tax                      2,519         2,980         2,802
Income Tax Expense                              700           927           861
Net Income After Tax & Before
  Extraordinary Items                         1,819         2,053         1,941
Extraordinary Items                              --            --            --
Net Income                              $     1,819   $     2,053   $     1,941

Basic Earnings Per Share                $     0.280   $     0.312   $     0.294
Diluted Earnings Per Share                    0.279         0.311         0.293

Monroe Bancorp (MROE)
Financial Summary
(dollar amounts in thousands except per share data)


                                                           Years Ended
                                                    ---------------------------
                                                      Dec 2006       Dec 2005
                                                    ------------   ------------
            INCOME STATEMENT

Interest Income                                     $     44,643   $     34,879
Interest Expense                                          21,978         14,055
Net Interest Income                                       22,665         20,824
Loan Loss Provision                                        1,200          1,140
Total Noninterest Income                                   9,492          9,258
    Service Charges on Deposit
      Accounts                                             3,614          3,538
    Trust Fees                                             1,701          1,545
    Commission Income                                        785            900
    Gain on Sale of Loans                                  1,045          1,235
    Realized Gains on Securities                             115             95
    Unrealized Gains (Losses) on
      Trading Securities
        Associated with Directors'
          Deferred Comp Plan                                  74             74
    Other Operating Income                                 2,158          1,871
Total Noninterest Expense                                 20,098         18,054
    Salaries & Wages                                       8,077          7,329
    Commissions, Options & Incentive
      Compensation                                         1,862          1,883
    Employee Benefits                                      2,055          1,566
    Premises & Equipment                                   3,151          2,654
    Advertising                                              712            653
    Legal Fees                                               307            526
    Appreciation (Depreciation) in
      Directors' Deferred Compensation Plan                  301            187
    Other Operating Expenses                               3,633          3,256
Income Before Income Tax                                  10,859         10,888
Income Tax Expense                                         3,273          3,665
Net Income After Tax & Before
  Extraordinary Items                                      7,586          7,223
Extraordinary Items                                           --             --
Net Income                                          $      7,586   $      7,223

Basic Earnings Per Share                            $      1.154   $      1.094
Diluted Earnings Per Share                                 1.150          1.091

Monroe Bancorp (MROE)
Financial Summary
(dollar amounts in thousands except per share data)


                                                         Quarters Ended
                                                  -----------------------------
                                                    Jun 2007         Mar 2007
                                                  ------------     ------------
           ASSET QUALITY
Net Charge-Offs (Recoveries)                      $        (17)    $        213
OREO Expenses                                                3                8
    Total Credit Charges                          $        (14)    $        221

Nonperforming Loans                               $      2,701     $      2,308
OREO                                                       212              141
        Nonperforming Assets                             2,913            2,449
90 Day Past Due Loans net of
  Nonperforming Loans                                      484              550
        Nonperforming Assets + 90 day
          PD/Assets                               $      3,397     $      2,999


   RATIO ANALYSIS - CREDIT QUALITY*
NCO/Loans                                                -0.01%            0.15%
Credit Charges/Loans & OREO                              -0.01%            0.16%
Nonperforming Loans/Loans                                 0.48%            0.41%
Nonperforming Assets/Loans &OREO                          0.52%            0.44%
Nonperforming Assets/Assets                               0.38%            0.33%
Nonperforming Assets+ 90 day
  PD/Assets                                               0.44%            0.40%
Reserve/Nonperforming Loans                             240.17%          269.32%
Reserve/Total Loans                                       1.15%            1.10%
Equity & Reserves/Nonperforming
  Assets                                               1993.89%         2373.09%
OREO/Nonperforming Assets                                 7.28%            5.76%


   RATIO ANALYSIS - CAPITAL ADEQUACY *
Equity/Assets                                             6.76%            6.91%
Equity/Loans                                              9.15%            9.22%


    RATIO ANALYSIS - PROFITABILITY
Return on Average Assets                                  1.17%            1.10%
Return on Average Equity                                 16.93%           15.33%
Net Interest Margin (tax-equivalent)(1)                   3.44%            3.45%


*     Based on period end numbers
(1) Interest income on tax-exempt securities has been adjusted to a tax-equivalent basis using a marginal income tax rate of 34%. Reclassification of amounts from prior periods were made to conform to the June 2007 presentation.

Monroe Bancorp (MROE)
Financial Summary
(dollar amounts in thousands except per share data)

                                                         Quarters Ended
                                          --------------------------------------------
                                            Dec 2006        Sept 2006       Jun 2006
                                          ------------    ------------    ------------
           ASSET QUALITY
Net Charge-Offs (Recoveries)              $        250    $         22    $        159
OREO Expenses                                        5               5               7
    Total Credit Charges                  $        255    $         27    $        166

Nonperforming Loans                       $      1,712    $      2,068    $      1,337
OREO                                               141              --              --
        Nonperforming Assets                     1,853           2,068           1,337
90 Day Past Due Loans net of
  Nonperforming Loans                              644             727               9
        Nonperforming Assets + 90 day
          PD/Assets                       $      2,497    $      2,795    $      1,346


   RATIO ANALYSIS - CREDIT QUALITY*
NCO/Loans                                         0.18%           0.02%           0.11%
Credit Charges/Loans & OREO                       0.18%           0.02%           0.12%
Nonperforming Loans/Loans                         0.31%           0.37%           0.24%
Nonperforming Assets/Loans & OREO                 0.33%           0.37%           0.24%
Nonperforming Assets/Assets                       0.25%           0.28%           0.18%
Nonperforming Assets+ 90 day
  PD/Assets                                       0.33%           0.38%           0.18%
Reserve/Nonperforming Loans                     358.88%         294.73%         435.08%
Reserve/Total Loans                               1.10%           1.10%           1.04%
Equity & Reserves/Nonperforming
  Assets                                       3219.05%        2842.36%        4323.19%
OREO/Nonperforming Assets                         7.61%           0.00%           0.00%


  RATIO ANALYSIS - CAPITAL ADEQUACY *
Equity/Assets                                     7.15%           7.23%           6.86%
Equity/Loans                                      9.56%           9.48%           9.29%


   RATIO ANALYSIS - PROFITABILITY
Return on Average Assets                          0.97%           1.11%           1.07%
Return on Average Equity                         13.63%          15.62%          15.04%
Net Interest Margin (tax-equivalent)(1)           3.39%           3.43%           3.44%

*     Based on period end numbers

(1) Interest income on tax-exempt securities has been adjusted to a tax-equivalent basis using a marginal income tax rate of 34%. Reclassification of amounts from prior periods were made to conform to the June 2007 presentation.

Monroe Bancorp (MROE)
Financial Summary
(dollar amounts in thousands except per share data)


                                                           Years Ended
                                                   ----------------------------
                                                     Dec 2006        Dec 2005
                                                   ------------    ------------
           ASSET QUALITY
Net Charge-Offs (Recoveries)                       $        641    $        749
OREO Expenses                                                24              89
    Total Credit Charges                           $        665    $        838

Nonperforming Loans                                $      1,712    $      1,933
OREO                                                        141              --
        Nonperforming Assets                              1,853           1,933
90 Day Past Due Loans net of
  Nonperforming Loans                                       644              99
        Nonperforming Assets + 90 day
          PD/Assets                                $      2,497    $      2,032


  RATIO ANALYSIS - CREDIT QUALITY*
NCO/Loans                                                  0.11%           0.14%
Credit Charges/Loans & OREO                                0.12%           0.16%
Nonperforming Loans/Loans                                  0.31%           0.37%
Nonperforming Assets/Loans & OREO                          0.33%           0.37%
Nonperforming Assets/Assets                                0.25%           0.27%
Nonperforming Assets+ 90 day
  PD/Assets                                                0.33%           0.28%
Reserve/Nonperforming Loans                              358.88%         288.93%
Reserve/Total Loans                                        1.10%           1.06%
Equity & Reserves/Nonperforming
  Assets                                                3219.05%        2902.17%
OREO/Nonperforming Assets                                  7.61%           0.00%


 RATIO ANALYSIS - CAPITAL ADEQUACY *
Equity/Assets                                              7.15%           7.08%
Equity/Loans                                               9.56%           9.61%


   RATIO ANALYSIS - PROFITABILITY
Return on Average Assets                                   1.04%           1.09%
Return on Average Equity                                  14.59%          14.93%
Net Interest Margin (tax-equivalent)(1)                    3.42%           3.41%


*     Based on period end numbers
(1) Interest income on tax-exempt securities has been adjusted to a tax-equivalent basis using a marginal income tax rate of 34%. Reclassification of amounts from prior periods were made to conform to the June 2007 presentation.

Monroe Bancorp (MROE)
Financial Impact on Net Income of Deferred Compensation Plan

                                        Quarters Ended                      Years Ended
                           -------------------------------------   ----------------------------
                             Jun       Mar       Dec       Sept      Jun        Dec       Dec
                             2007      2007      2006      2006      2006       2006      2005
                           -------   -------   -------   -------   -------    -------   -------
Interest and Dividend
  Income                   $    27   $    27   $    42   $    23   $    22    $   107   $    82
Realized and Unrealized
  Gains (Losses)               124        33        25        65       (35)       129        87
Other Income                     1         7        71        --         1         78        31
    Total Income From
      Plan:                    152        67       138        88       (12)       314       200

Change in Deferred
  Compensation Liability       148        64       135        85       (15)       301       187
Trustee Fees                     4         3         3         3         3         13        13
    Total Expense of
      Plan:                    152        67       138        88       (12)       314       200

Net Impact of Plan:        $    --   $    --   $    --   $    --   $    --    $    --   $    --

Reconciliation of GAAP Noninterest Income & Expense to Noninterest Income & Expense Without the Financial Impact of the Deferred Compensation Plan

                                        Quarters Ended                      Years Ended
                           -------------------------------------   ----------------------------
                             Jun       Mar       Dec       Sept      Jun        Dec       Dec
                             2007      2007      2006      2006      2006       2006      2005
                           -------   -------   -------   -------   -------    -------   -------
Total Noninterest
  Income                   $ 2,685   $ 2,447   $ 2,375   $ 2,497   $ 2,371    $49,492   $ 9,258
Income of Deferred Comp
  Plan Incl. in
  Noninterest Income           125        40        96        65       (34)       207       118
        Adjusted
          Noninterest
          Income:            2,560     2,407     2,279     2,432     2,405      9,285     9,140

Total Noninterest
  Expense                    5,266     5,093     5,313     5,011     4,952     20,098    18,054
Expense of Deferred
  Compensation Plan            152        67       138        88       (12)       314       200
        Adjusted
          Noninterest
          Expense:           5,114     5,026     5,175     4,923     4,964     19,784    17,854


SOURCE: Monroe Bancorp

-0-                     07/17/2007

/CONTACT: Mark D. Bradford, President and Chief Executive Officer,
          +1-812-331-3455 or +1-800-319-2664, fax, +1-812-331-3445/
          /Web site: http://www.monroebank.com/